

<ARTICLE>                     5
<LEGEND>
     This schedule contains summary financial information extracted from (a)
the Condensed Consolidated Balance Sheet as of December 31, 1997 and the
Condensed Cnsolidated Statement of Operations for the three months ended
December 31, 1997 and is qualified in its entirety by reference to such (b)
statements in Form 10-Q for the quarterly period ended December 31, 1997.
</LEGEND>
<CIK>                         0000802843
<NAME>                        NovaCare, Inc.
<MULTIPLIER>                                   1,000
<CURRENCY>                                     US Dollar

<PERIOD-TYPE>                                  6-MOS
<FISCAL-YEAR-END>                              JUN-30-1998
<PERIOD-START>                                 JUL-1-1997
<PERIOD-END>                                   DEC-31-1997
<EXCHANGE-RATE>                                1
<CASH>                                         38,380
<SECURITIES>                                   0
<RECEIVABLES>                                  357,535
<ALLOWANCES>                                   43,400
<INVENTORY>                                    22,491
<CURRENT-ASSETS>                               424,584
<PP&E>                                         161,891
<DEPRECIATION>                                 86,373
<TOTAL-ASSETS>                                 1,210,729
<CURRENT-LIABILITIES>                          211,890
<BONDS>                                        405,946
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       668
<OTHER-SE>                                     540,965
<TOTAL-LIABILITY-AND-EQUITY>                   1,210,729
<SALES>                                        0
<TOTAL-REVENUES>                               755,516
<CGS>                                          0
<TOTAL-COSTS>                                  685,824<F1>
<OTHER-EXPENSES>                               (5,389)<F2>
<LOSS-PROVISION>                               9,948
<INTEREST-EXPENSE>                             12,489
<INCOME-PRETAX>                                52,644
<INCOME-TAX>                                   21,848
<INCOME-CONTINUING>                            30,796
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   30,796
<EPS-PRIMARY>                                  .50
<EPS-DILUTED>                                  .49

(F1) "Total Costs" consist of cost of services and selling and administrative expenses.

(F2) "Other Expenses" consist of amortization of goodwill, minority interest and provision for restructure offset by investment income and a gain from issuance of subsidiary stock.

